FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”), dated as of June 29, 2007, is by and among APAC CUSTOMER SERVICES, INC., an Illinois corporation (“Borrower”), ATALAYA FUNDING II, LP (“Lender”), and ATALAYA ADMINISTRATIVE LLC, as agent for the Lender (“Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Second Lien Loan and Security Agreement dated as of January 31, 2007 (the “Existing Loan Agreement”) among Borrower, Lender and Agent, a term loan of $15,000,000 was made to Borrower;

WHEREAS, the parties hereto have agreed to amend the Existing Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the agreements herein contained and other good and valuable consideration, the parties hereby agree as follows:

PART I

DEFINITIONS

SUBPART 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Loan Agreement” means the Existing Loan Agreement as amended hereby.

“First Amendment Effective Date” shall have the meaning set forth in Subpart 3.1.

SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Loan Agreement.

PART II

AMENDMENTS TO EXISTING LOAN AGREEMENT

SUBPART 2.1. Amendment to Definition to Applicable Margin. The definition of Applicable Margin in Section 1 of the Existing Loan Agreement is amended in its entirety so that such definition now reads as follows:

“Applicable Margin” shall mean the Applicable Margin set forth below based on EBITDA for the 12-month period ending on the last day of each fiscal quarter.

LEVEL	EBITDA	APPLICABLE MARGIN
I	> $15,000,000	7.25%

II	= $15,000,000	8.25%

As of June 29, 2007, the Applicable Margin shall be set at the applicable Level II and shall remain in effect until delivery to Agent of Borrower’s compliance certificate in respect of the audited annual financial statements for the Fiscal Year ended on or about December 31, 2007, 10 Business Days after which delivery the Applicable Margin will be adjusted based on the EBITDA for the 12-month period ending on the last day of such month. Thereafter, the Applicable Margin shall be adjusted to the extent applicable with respect to the compliance certificate delivered with respect to the last month of each fiscal quarter of Borrower. Each such change shall take effect 10 Business Days after delivery of such compliance certificate. If Borrower fails to deliver the compliance certificate within the time period required by this Agreement, the Applicable Margin shall conclusively be presumed to equal the applicable Level II from the date such compliance certificate was required to be delivered until 10 Business Days after delivery of such compliance certificate.

SUBPART 2.2. Amendment to Section 9. Section 9 is amended by adding a new subsection (f-1) as follows:

(f-1) Management Calls and Information Package

Without limitation of any of the other provisions of the Existing Loan Agreement and the Other Agreements, Borrower covenants and agrees to provide Agent and Lender with selected internal management reports prepared by Borrower regarding weekly revenue and bill-to-pay and monthly reports regarding operating performance in the form previously provided by Borrower and Agent.  These reports shall be delivered at the same time as such reports are provided to Borrower’s internal management team.  In addition, Borrower hereby covenants and agrees to make members of Borrower’s financial management team available for bi-weekly conference calls with Agent to discuss the contents of such internal management reports and such other matters concerning Borrower’s current operating results and future prospects as shall be reasonable requested from time to time by Agent.  Notwithstanding the foregoing, Borrower’s obligations under this Section 4 shall cease to be effective from and following such time that EBITDA of Borrower equals or exceeds $15,000,000 for any period of four (4) consecutive fiscal quarters ending on the last day of any fiscal quarter of Borrower following the date hereof.

SUBPART 2.3. Amendment to Section 10. The second sentence of Section 10 is amended in its entirety so that such sentence now reads as follows:

If, during the term of this Agreement, Borrower optionally prepays all or any portion of the Term Loan, Borrower, agrees to pay to Administrative Agent, for the benefit of Lender, as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to: (i) if such prepayment occurs on or prior to June 29, 2009, the greater of (x) the amount of interest that would have accrued on the portion of the Term Loan so prepaid from prepayment, at the applicable rate hereunder as of the date of such prepayment, if such portion of the Term Loan remained outstanding through June 29, 2009 and (y) two percent (2.0%) of the principal amount of the Term Loan so prepaid, (ii) if such prepayment occurs after June 29, 2009, but before June 29, 2010, one percent (1.0%) of the principal amount of the Term Loan so prepaid, or (iii) $0 if such prepayment occurs on or after June 29, 2010.

SUBPART 2.4. Amendment to Section 14(a). Section 14(a) is hereby amended and restated in its entirety as follows:

(a) Maximum Restructuring Cash Disbursements.

Borrower shall not make cash disbursements in respect of restructuring charges accrued on or after July 1, 2005 (including, as applicable and without limitation, with respect to the Restructuring Plan) in excess of (i) $4,000,000 in the aggregate for the Fiscal Year ending on or about December 31, 2006, (ii) $4,500,000 in the aggregate for the Fiscal Year ending on or about December 31, 2007, and (iii) the sum of (x) $1,500,000 plus (y) an amount, not to exceed $1,000,000, equal to $4,500,000 minus the amount of cash disbursements actually made in respect of such restructuring charges for the Fiscal Year ending on or about December 31, 2007, in the aggregate for the Fiscal Year ending on or about December 31, 2008.

SUBPART 2.5. Amendment to Section 14(b). Subsection 14(b) is hereby amended by deleting the reference to “1.25 to 1.0” in the table set forth in such subsection opposite the period reading “Each period of four consecutive fiscal quarters thereafter, commencing with the four consecutive fiscal quarters ending on or about December 31, 2008”, and by inserting in lieu thereof a reference to “1.10 to 1.0”.

SUBPART 2.6. Amendment to Section 14(c). Section 14(c) is hereby amended and restated in its entirety so that such section now reads as follows:

(c) EBITDA

(i) Borrower shall not permit EBITDA to be less than the amount set forth below for the corresponding period set forth below:

Period	Amount
Fiscal quarter commencing on or about October 1, 2006 and ending on or about December 31, 2006	$3,600,000
Two fiscal quarters commencing on or about October 1, 2006 and ending on or about March 31, 2007	$7,000,000
Three fiscal quarters commencing on or about October 1, 2006 and ending on or about June 30, 2007	$7,000,000

(ii) Borrower shall not permit EBITDA for the period of four (4) consecutive fiscal quarters ending on or about any date set forth to be less than the amount set forth below for the corresponding period set forth below:

Period of Four Consecutive Fiscal Quarters Ending On or
About	Amount
September 30, 2007	$9,500,000
December 31, 2007	$12,000,000
March 31, 2008	$13,000,000
June 30, 2008	$15,000,000
September 30, 2008	$16,000,000
Each period of four (4) consecutive fiscal quarters thereafter, commencing with the four (4) consecutive fiscal quarters ending on or about December 31, 2008	$16,000,000

SUBPART 2.7. Amendment to Section 14(d). Section 14(d) is hereby amended and restated in its entirety as follows:

(d) Leverage.

Borrower shall not permit the ratio of its aggregate indebtedness for borrowed money (including capitalized leases) as of the last day of each fiscal quarter ending on or about each date set forth below, to EBITDA for the period of four (4) consecutive fiscal quarters ending on the last date of such fiscal quarter (except for the test date of June 30, 2007, where EBITDA shall be measured for the period of three (3) consecutive fiscal quarters ending on such date), to exceed the ratio set forth below for the fiscal quarter ending on or about the corresponding date set forth below:

Date	Ratio
December 31, 2006	4.00 to 1.0
March 31, 2007	3.75 to 1.0
June 30, 2007	3.50 to 1.0
September 30, 2007	3.00 to 1.0
December 31, 2007 and the last day of each fiscal quarter thereafter	2.50 to 1.0”

PART III

CONDITIONS TO EFFECTIVENESS OF PART II

SUBPART 3.1. First Amendment Effective Date. Part II of this Amendment shall be and become effective as of the date hereof when all of the conditions set forth in this Part III shall have been satisfied (the “First Amendment Effective Date”) (it being understood and agreed that the remainder of this Amendment shall be effective upon the execution and delivery hereof by the parties hereto), and after the First Amendment Effective Date this Amendment shall be known, and may be referred to, as the “First Amendment.”

SUBPART 3.2. Execution of Counterparts of Documents. The Agent shall have received fully executed counterparts of this Amendment.

SUBPART 3.3. Execution of Amendment to Second Amended and Restated Loan and Security Agreement. The Agent shall have received a copy of the executed amendment to the Second Amended and Restated Loan and Security Agreement substantially in the form of Exhibit A hereto.

SUBPART 3.4. Fees and Expenses. Borrower shall have paid all fees and expenses (including attorneys fees) of the Agent and the Lender in connection with this Amendment (including without limitation the drafting, reviewing or execution and delivery thereof).

PART IV

MISCELLANEOUS

SUBPART 4.1. Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 4.2. References in Other Agreements. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references in the Existing Loan Agreement (including without limitation the Schedules thereto) to the “Agreement”, and all references in the Other Agreements to the “Loan Agreement”, shall be deemed to refer to the Amended Loan Agreement.

SUBPART 4.3. Fee. Borrower hereby covenants and agrees to pay to Agent, within one (1) Business Day of the date hereof, a fee in respect of the transactions contemplated hereby in the amount of $150,000.

SUBPART 4.4. Representations and Warranties of Borrower. Borrower hereby represents and warrants that (a) the representations and warranties contained in Section 11 of the Existing Loan Agreement (after giving effect to the amendments contained herein) are correct in all material respects on and as of the date hereof as though made on and as of such date and (b) no Default or Event of Default exists under the Existing Loan Agreement (after giving effect to the amendments contained herein) on and as of the date hereof. Without limitation of the preceding sentence, Borrower hereby expressly re-affirms the validity, effectiveness and enforceability of each Other Agreement to which it is a party (in each case, as the same may be modified by the terms of this Amendment).

SUBPART 4.5. Counterparts. This Amendment may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SUBPART 4.6. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[The remainder of this page is intentionally left blank.]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	APAC CUSTOMER SERVICES, INC.
By: /s/George H. Hepburn III

Title: SVP & CFO

BORROWER:	APAC CUSTOMER SERVICES, INC.
AGENT:	ATALAYA ADMINISTRATIVE LLC

as Agent
By:/s/Ivan Q. Zinn

Title:Authorized Signatory

LENDER:	ATALAYA FUNDING II LP,

as a Lender
By:/s/Ivan Q. Zinn

Title:Authorized Signatory

EXHIBIT A

AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of June 29, 2007, and is by and among LASALLE BANK NATIONAL ASSOCIATION, for itself as a lender, and as Agent (“Agent”) for the lenders (“Lenders”) from time to time party to the Second Amended and Restated Loan Agreement (as defined below) and APAC CUSTOMER SERVICES, INC., an Illinois corporation (“Borrower”).

Preliminary Statements

Agent and Borrower are party to that certain Second Amended and Restated Loan and Security Agreement dated as of January 31, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Second Amended and Restated Loan Agreement”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Second Amended and Restated Loan Agreement.

Borrower has requested, among other things, that Agent and the sole existing Lender amend the Second Amended and Restated Loan Agreement in certain respects, as specified herein, and Agent and the sole existing Lender are willing to do so on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to Second Amended and Restated Loan Agreement. In reliance on the representations and warranties set forth in Section 2 below and subject to the satisfaction of the conditions set forth in Section 3 below, the Second Amended and Restated Loan Agreement is hereby amended as follows:

(a) Section 1 of the Second Amended and Restated Loan Agreement is hereby amended to add the following defined terms thereto:

"Amendment No. 1” shall mean that certain Amendment No. 1 to Second Amended and Restated Loan and Security Agreement dated as of June 29, 2007 among Agent, the Lenders and Borrower.

"EBITDA Reserve” shall mean a reserve established by Agent on or about November 9, 2007, which reserve shall be in the amount of $1,000,000, reducing automatically to $0 at such time that EBITDA for any period of four (4) consecutive fiscal quarters, commencing with the period of four (4) consecutive fiscal quarters ending on or about September 30, 2007, is equal to or exceeds $10,100,000. Notwithstanding the foregoing, if EBITDA for the four (4) consecutive quarters ending on or about September 30, 2007 equals or exceeds $10,100,000, no EBITDA Reserve shall be established.

(b) The definition of the term “Special Litigation Reserve” set forth in Section 1 of the Second Amended and Restated Loan Agreement is hereby amended by adding the following sentence at the end thereof: “The foregoing notwithstanding, in the event Borrower presents satisfactory evidence to Agent that its pending dispute with the Internal Revenue Service regarding its 2002 worthless stock deduction related to the acquisition of ITI Holding, Inc. has been fully and finally resolved in Borrower’s favor, the Special Litigation Reserve will be eliminated.”

(c) Clause (iii) of subsection 2(a) of the Second Amended and Restated Loan Agreement is hereby amended and restated as follows:

"(iii) such reserves as Agent elects, in its sole discretion, determined in good faith, to establish from time to time (which amount shall include the Special Litigation Reserve, the EBITDA Reserve and an amount reflecting unpaid payroll including payroll taxes which amount shall initially be $7,300,000);”

(d) Subsection 14(a) of the Second Amended and Restated Loan Agreement is hereby amended and restated in its entirety as follows:

"(a) Maximum Restructuring Cash Disbursements.

Borrower shall not make cash disbursements in respect of restructuring charges accrued on or after July 1, 2005 (including, as applicable and without limitation, with respect to the Restructuring Plan) in excess of (i) $4,000,000 in the aggregate for the Fiscal Year ending on or about December 31, 2006, (ii) $4,500,000 in the aggregate for the Fiscal Year ending on or about December 31, 2007, and (iii) the sum of (x) $1,500,000 plus (y) an amount, not to exceed $1,000,000, equal to $4,500,000 minus the amount of cash disbursements actually made in respect of such restructuring charges for the Fiscal Year ending on or about December 31, 2007, in the aggregate for the Fiscal Year ending on or about December 31, 2008.”

(e) Subsection 14(b) of the Second Amended and Restated Loan Agreement is hereby amended by deleting the reference to “1.25 to 1.0” in the table set forth in such subsection opposite the period reading “Each period of four consecutive fiscal quarters thereafter, commencing with the four consecutive fiscal quarters ending on or about December 31, 2008”, and by inserting in lieu thereof a reference to “1.10 to 1.0”.

(f) Subsection 14(c) of the Second Amended and Restated Loan Agreement is hereby amended and restated in its entirety as follows:

"(c) EBITDA.

(i) Borrower shall not permit EBITDA to be less than the amount set forth below for the corresponding period set forth below:

Period	Amount
Fiscal quarter commencing on or about October 1, 2006 and ending on or about December 31, 2006	$3,600,000
Two fiscal quarters commencing on or about October 1, 2006 and ending on or about March 31, 2007	$7,000,000
Three fiscal quarters commencing on or about October 1, 2006 and ending on or about June 30, 2007	$7,000,000

(ii) Borrower shall not permit EBITDA for the period of four (4) consecutive fiscal quarters ending on or about any date set forth below to be less than the amount set forth below for the corresponding period set forth below:

Period of Four Consecutive Fiscal Quarters
Ending On or About	Amount
September 30, 2007	$9,500,000
December 31, 2007	$12,000,000
March 31, 2008	$13,000,000
June 30, 2008	$15,000,000
September 30, 2008	$16,000,000
Each period of four (4) consecutive fiscal quarters thereafter, commencing with the four (4) consecutive fiscal quarters ending on or about December 31, 2008	$16,000,000

From and following the consummation of a Qualified Equity Offering, the provisions of this clause (c) shall not apply with respect to any period set forth above if the average daily outstanding Revolving Loans over the last fiscal quarter in such period equal $1,000,000 or less.”

(g) Subsection 14(d) of the Second Amended and Restated Loan Agreement is hereby amended and restated in its entirety as follows:

"(d) Leverage.

Borrower shall not permit the ratio of its aggregate indebtedness for borrowed money (including capitalized leases) as of the last day of each fiscal quarter ending on or about each date set forth below, to EBITDA for the period of four (4) consecutive fiscal quarters ending on the last date of such fiscal quarter (except for the test date of June 30, 2007, where EBITDA shall be measured for the period of three (3) consecutive fiscal quarters ending on such date), to exceed the ratio set forth below for the fiscal quarter ending on or about the corresponding date set forth below:

Date	Ratio
December 31, 2006	4.00 to 1.0
March 31, 2007	3.75 to 1.0
June 30, 2007	3.50 to 1.0
September 30, 2007	3.00 to 1.0
December 31, 2007 and the last day of each fiscal quarter thereafter	2.50 to 1.0”

2. Representations and Warranties. To induce Agent and the sole existing Lender to execute and deliver this Amendment, Borrower hereby represents and warrants to Agent and Lenders as follows:

(a) The execution, delivery and performance by Borrower of this Amendment are within the organizational power of Borrower, have been duly authorized by all necessary action, have received all necessary governmental approval (if any shall be required), other than approvals which could not reasonably be expected to have a Material Adverse Effect on Borrower, and do not and will not contravene or conflict with any provision of law applicable to Borrower, the articles of incorporation, by-laws or any other organizational document of Borrower, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon Borrower or any property of Borrower, in each case, which contravention or conflict could reasonably be expected to have a Material Adverse Effect on Borrower;

(b) Each of the Second Amended and Restated Loan Agreement, as amended by this Amendment, and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency or other laws related to enforcement of creditor’s rights generally and general principles of equity related to enforcement;

(c) After giving effect to the amendments set forth herein, no Event of Default or event or condition which upon notice, lapse of time or both would constitute an Event of Default has occurred and is continuing; and

(d) After giving effect to the amendments set forth herein, the representations and warranties of the Borrower contained in the Second Amended and Restated Loan Agreement and the Other Agreements are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof, except for those specific to a past date (which shall be true and correct as of such past date).

3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the prior or concurrent consummation of each of the following conditions:

(a) Agent shall have received a fully executed copy of this Amendment, together with a master reaffirmation of the Other Agreements executed by the Obligors (other than Borrower) in form and content acceptable to Agent;

(b) Agent shall have received a fully executed copy of an amendment to the Second Lien Loan Agreement substantially in the form of Exhibit A hereto;

(c) All proceedings taken in connection with this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel such acceptance to be evidenced by Agent’s execution hereof; and

(d) no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment.

4. Covenant. Without limitation of any of the provisions of the Second Amended and Restated Loan Agreement and the Other Agreements, Borrower hereby covenants and agrees to provide Agent and each Lender with selected internal management reports prepared by Borrower regarding weekly revenue and bill-to-pay and monthly reports regarding operating performance in the form previously provided by Borrower to Agent. These reports shall be delivered at the same time as such reports are provided to Borrower’s internal management team. In addition, Borrower hereby covenants and agrees to make members of Borrower’s financial management team available for bi-weekly conference calls with Agent to discuss the contents of such internal management reports and such other matters concerning Borrower’s current operating results and future prospects as shall be reasonable requested from time to time by Agent. Notwithstanding the foregoing, Borrower’s obligations under this Section 4 shall cease to be effective from and following such time that EBITDA of Borrower equals or exceeds $15,000,000 for any period of four (4) consecutive fiscal quarters ending on the last day of any fiscal quarter of Borrower following the date hereof.

5. Fee. Borrower hereby covenants and agrees to pay to Agent, within two (2) Business Days of the date hereof, a fee in respect of the transactions contemplated hereby in the amount of $50,000.

6. Miscellaneous.

(a) No Novation. This Amendment is not intended to nor shall be construed to create a novation or accord and satisfaction with respect to any of the Liabilities.

(b) Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(c) Ratification. Except as expressly waived and modified hereby, the Second Amended and Restated Loan Agreement and the Other Agreements each hereby are ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the respective terms thereof. Agent and Lenders willingness to agree to the amendments herein shall not be deemed to indicate or require Agent’s or Lenders’ willingness to agree to any deviation from the terms of the Second Amended and Restated Loan Agreement (as modified hereby) in the future.

(d) Counterparts. This Amendment may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e) Choice of Law. This Amendment shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect and in all other respects.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

LASALLE BANK NATIONAL ASSOCIATION, as Agent and the sole existing Lender By Its

APAC CUSTOMER SERVICES, INC., as Borrower By Its